UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2009

DREAMS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-30310	87-0368170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South University Drive, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 377-0002

Registrant’s facsimile number, including area code: (954) 475-8785

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Agreement.

Dreams, Inc. (the “Company”) has announced that it and certain of its subsidiaries (collectively the “Debtors”) have entered into an agreement with Comerica Bank modifying the terms of the Company’s credit facilities with Comerica Bank (the “Modification”). Pursuant to the Modification: (i) the facilities will remain outstanding until June 30, 2010; (ii) the interest rate on the revolving facility has changed to the greater of the prime rate plus 3.25% and the bank’s daily adjusting one month LIBOR rate plus 2.5%, and the interest rate on the term loan has changed to the prime rate plus 3.25%; (iii) a restructuring fee of $270,000 is due and payable on the earlier of January 1, 2010 and occurrence of an event of default; (iv) the borrowing base on the revolving facility has been modified; and (v) certain financial covenants have been modified. The Debtors are currently in compliance with the covenants and other provisions of the credit facilities.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 30, 2009	DREAMS, INC.

	BY:	/s/ ROSS TANNENBAUM
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release